Amendment to Fund Participation Agreement

This amendment, dated as of _____________, 2008, between NATIONAL LIFE
INSURANCE COMPANY, a life insurance company organized under the laws of the State of
Vermont (“LIFE COMPANY”), NEUBERGER BERMAN ADVISORS MANAGEMENT
TRUST, a Delaware business trust (“TRUST”), and NEUBERGER BERMAN MANAGEMENT,
INC., a New York Corporation (“NB MANAGEMENT”), is made to the Fund Participation
Agreement, dated as of May 1, 1998 as amended, among LIFE COMPANY, TRUST, and NB
MANAGEMENT (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the LIFE COMPANY desires to amend the Appendixes A and B to the
Agreement to add one or more new Portfolios.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Appendixes A and B of the Agreement are hereby deleted and replaced with new Appendixes A and B attached hereto.

2.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed as an original but all of which together shall constitute one and the same Amendment.

NEUBERGER BERMAN ADVISORS
MANAGEMENT TRUST

BY:
______________________
NAME:
Title:

NEUBERGER BERMAN MANAGEMENT, INC.

BY:
_________________________
NAME:
TITLE:

NATIONAL LIFE INSURANCE COMPANY

BY:
_______________________
NAME:
TITLE:

Appendix A

Portfolios

Partners Portfolio ( Initial Class)
Mid-Cap Growth Portfolio (Initial Class)
Lehman Brothers Short Duration Bond Portfolio (Initial Class)
Small Cap Growth Portfolio (S-Series Class)
AMT Social Responsive Fund (Initial Class)

Appendix B

Separate Accounts	Selected Portfolios

National Variable Life Insurance Account	Partners Portfolio (Initial Class)
Mid-Cap Growth Portfolio (Initial Class) Lehman Brothers Short Duration Bond Portfolio (Initial Class) Small Cap Growth Portfolio (S-Series Class) AMT Social Responsive Fund (Initial Class)

National Variable Annuity Account II	Partners Portfolio (Initial Class)
Mid-Cap Growth Portfolio (Initial Class) Lehman Brothers Short Duration Bond Portfolio (Initial Class) Small Cap Growth Portfolio (S-Series Class) AMT Social Responsive Fund (Initial Class)